UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2022

CERENCE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Burlington Woods Drive, Suite 301A
Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 362-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On March 13, 2022, the Board of Directors of Cerence Inc. (the “Company”) appointed Marc Montagner as Executive Vice President and Chief Financial Officer of the Company, effective April 4, 2022. Mr. Montagner will succeed Mark Gallenberger who retired from the Company effective March 11, 2022.

Mr. Montagner, age 60, previously served as Chief Financial Officer of Endurance International Group Holdings, Inc. from September 2015 until its acquisition in 2021. He was previously Chief Financial Officer at LightSquared, Inc. (“LightSquared”) (now Ligado Networks), from January 2012 until August 2015. Previously, he had been Executive Vice President of Strategy, Development and Distribution at LightSquared from 2009 to 2010. Prior to joining LightSquared in 2009, Mr. Montagner was Managing Director and Co-Head of the Global Telecom, Media and Technology Merger and Acquisition Group at Banc of America Securities. From 2002 to 2006, he was Senior Vice President, Corporate Development and M&A with the Sprint Nextel Corporation. Prior to 2002, Mr. Montagner was a Managing Director in the Media and Telecom Group at Morgan Stanley. Mr. Montagner has served on the board of directors of Cogent Communications Holdings, Inc. since April 2010 and has served as its Lead Independent Director since February 2020. Since February 2022, Mr. Montagner has been a director of Intelsat, a satellite operator based in Virginia, and serves as the Chair of the Audit Committee.

Mr. Montagner will receive an annual base salary of $450,000. In addition, Mr. Montagner will be eligible to participate in the Company’s Short Term Incentive Plan with a target opportunity equal to 75% of his base salary. As an inducement to joining the Company, Mr. Montagner will receive an initial equity award with a target aggregate value of $4.3 million. Such award will consist of 75% time-based restricted stock units and 25% performance-based restricted stock units. Two-thirds of the time-based restricted stock units will vest in equal installments on each of October 1, 2022, October 1, 2023, and October 1, 2024, and one-third of the time-based restricted stock units will vest on April 4, 2025, in each case subject to Mr. Montagner’s continued service with the Company through the applicable vesting date and the terms and conditions set forth in the applicable equity incentive plan and award agreement. The performance-based restricted stock units will be earned based on the Company’s performance upon the completion of each of fiscal year 2022, 2023 and 2024, with any earned restricted stock units vesting in full upon the completion of fiscal year 2024, subject to Mr. Montagner’s continued service with the Company through such vesting date and the terms and conditions set forth in the applicable equity incentive plan and award agreement. Mr. Montagner also will be eligible for an annual long-term incentive award in November 2022 with a target value of $2.75 million.

In connection with his appointment, Mr. Montagner will enter into a change of control and severance agreement with the Company (the “Severance Agreement”) that provides for an initial three-year term and for automatic renewal of additional one-year terms unless either party provides timely notice of non-renewal. The Severance Agreement provides that in the event that Mr. Montagner’s employment is terminated by the Company other than for “cause” (as defined in the Severance Agreement) and for a reason other than due to his death or “disability” (as defined in the Severance Agreement) outside of the one-year period following a “change of control” (as defined in the Severance Agreement), Mr. Montagner will be eligible to receive: (i) a payment equal to 100% of his annual base salary then in effect, payable in twelve equal installments; (ii) a lump sum payment equal to 100% of his target bonus and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs; (iii) vesting of the portion of his time-based equity awards that would have vested in the twelve months following the termination date; (iv) vesting of the earned portion of any performance-based equity awards for which the performance period is complete as of the termination date; and (v) up to twelve months of monthly COBRA premiums (at the coverage levels in effect for active employees of the Company). If Mr. Montagner’s employment is terminated by the Company other than for cause and for a reason other than due to his death or disability or he resigns for “good reason” (as defined in the Severance Agreement) within one year following a change of control, he will instead be eligible to receive: (i) a lump sum payment equal to 150% of his annual base salary then in effect (or, if greater, as in effect immediately prior to the change of control); (ii) a lump sum payment equal to 150% of his target bonus for the year in which the termination occurs (or, if greater, as in effect immediately prior to the change of control) and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs (or, if greater, as in effect immediately prior to the change of control); (iii) accelerated vesting of 100% of his unvested time-based equity awards; (iv) accelerated vesting of any performance-based equity awards based on actual performance through the termination date, if measurable, and based upon target performance if performance is not measurable as of the termination date; and (v) up to 18 months of monthly COBRA premiums (at the coverage levels in effect for active employees of the Company). In the event that Mr. Montagner’s employment is terminated due to death or disability, he will be eligible to receive accelerated vesting of 100% of his unvested time-based equity awards, except for his new hire award with time-based vesting as to which vesting will accelerate only with respect to the portion of such award that is scheduled to vest within 12 months following the termination date. To receive the foregoing severance payments and benefits, except in the case of a termination due to death, Mr. Montagner is required to enter into a separation and release agreement in favor of the Company.

Effective April 4, 2022, Mr. Montagner will serve as the “principal financial officer” and “principal accounting officer” of the Company for purposes of filings with the U.S. Securities and Exchange Commission (the “SEC”). Stefan Ortmanns, the Company’s President and Chief Executive Officer, has been designated as principal financial officer and principal accounting officer of the Company through April 4, 2022. Information regarding Dr. Ortmanns is set forth in the Company’s proxy statement for its 2022 annual meeting of shareholders filed with the SEC on December 30, 2021.

There are no other arrangements or understandings between Mr. Montagner and any other person pursuant to which Mr. Montagner was appointed as Executive Vice President and Chief Financial Officer of the Company. Mr. Montagner is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerence Inc.

Date: March 15, 2022	By:	/s/ Stefan Ortmanns
	Name:	Stefan Ortmanns
	Title:	Chief Executive Officer